Exhibit 99.3

Item 9.01(b) Unaudited Pro Forma Consolidated Financial Information.

EDGEWATER TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2009, Edgewater Technology, Inc. (“Edgewater”), pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the “Purchase Agreement”) acquired all of the outstanding stock of Fullscope, Inc. (“Fullscope”) (the “Acquisition”). The Acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their initially estimated fair values on the date of the Acquisition.

The Company initially estimated total allocable purchase price consideration to be $15.6 million on the date of the Acquisition. The initial purchase price estimate is comprised of $14.4 million in cash paid at closing increased by $1.2 million representing our initial fair value estimate of additional contingent earnout consideration that may earned by the former Fullscope stockholders, as described in more detail below. The cash paid at closing consisted of the $12.5 million purchase price plus $1.9 million in additional cash consideration attributable to Fullscope delivering net working capital in excess of agreed upon levels established in the Purchase Agreement. Fullscope’s excess net working capital adjustment was primarily generated by Fullscope’s $3.5 million cash on hand at closing. Adjusting for the cash acquired, Edgewater paid $10.9 million in net cash at closing.

An earnout agreement was entered into in connection with the Acquisition under which the former Fullscope stockholders are eligible to receive additional contingent consideration. Contingent earnout consideration to be paid, if any, to the former Fullscope stockholders will be based upon the generation of positive, after-tax income, which will be determined, periodically, over an eighteen-month period from the date of acquisition and concluding on June 30, 2011. The Company increased total purchase price consideration described above by $1.2 million, which represented our initial fair value estimate of the contingent consideration to be paid under the earnout agreement. Additionally, there is no limit with respect to the amounts that can be earned by the former Fullscope stockholders under the terms of the earnout agreement.

The following unaudited pro forma consolidated financial information was derived from the historical consolidated financial statements of Edgewater and Fullscope. The following unaudited pro forma consolidated balance sheet as of September 30, 2009, is presented as if the Acquisition had occurred on September 30, 2009. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2009 are presented as if the acquisition had occurred on January 1, 2009.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma consolidated financial statements do not reflect any operating efficiencies and/or cost savings that Edgewater may achieve, or any additional expenses that it may incur, with respect to the consolidated companies. The unaudited pro forma consolidated financial statements do not purport to represent Edgewater’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated.

The Acquisition has been accounted for in accordance with ASC Topic 805, “Business Combinations” (“ASC Topic 805”). Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired, liabilities assumed, identified intangible assets and goodwill based upon their estimated fair values as of the date of the Acquisition. These allocations reflect various preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A, and are subject to change during the measurement period (generally one year from the acquisition date) as valuations are finalized.

There were no material differences between the accounting policies of Edgewater and Fullscope. Certain historical amounts of Fullscope have been reclassified to conform to the pro forma presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma consolidated statements, as there were no transactions or balances between Edgewater and Fullscope.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical audited financial statements of Edgewater contained in its 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”) on March 14, 2009, its September 30, 2009 Quarterly Report on Form 10-Q, as filed with the SEC on November 6, 2009 and the historical audited financial statements of Fullscope contained herein.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2009

(Amounts in Thousands)

	Edgewater Historical	Fullscope Historical	Pro Forma Adjustments		Edgewater Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$11,268	$7,304	$(7,462)	(c);(d)	$11,110
Restricted cash	—	701	—		701
Marketable securities	12,360	—	(8,870)	(c)	3,490
Accounts receivable, net	8,696	3,970	—		12,666
Deferred income taxes, net	942	—	—		942
Prepaid expenses and other current assets	1,708	156	—		1,864

Total current assets	34,974	12,131	(16,332)		30,773

Property and equipment, net	3,318	174	—		3,492
Capitalized software costs, net	—	41	—		41

Goodwill	130	—	8,698	(e);(f);(g)	8,828
Intangible assets, net	2,193	—	4,500	(e)	6,693
Deferred income taxes, net	22,825	—	(1,800)	(g)	21,025
Other assets	96	24	—		120

Total assets	$63,536	$12,370	$(4,934)		$70,972

LIABILITIES, REDEEMEABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,955	$1,835	$1,813	(f);(h)	$6,603
Accrued payroll and related liabilities	2,590	1,326	—		3,916
Accrued income taxes payable	—	2,067	—		2,067
Line of credit	—	1,724	(1,724)	(b)	—
Related party notes payable	—	125	(125)	(b)	—
Deferred revenue and other liabilities	885	878	—		1,763
Capital lease obligations, current	224	60	(60)	(b)	224

Total current liabilities	6,654	8,015	(96)		14,573
Other liabilities	—	130	—		130
Capital lease obligations	250	—	—		250
Warrant liability	—	71	(71)	(a)	—

Total liabilities	6,904	8,216	(167)		14,953

Series III redeemable convertible preferred stock	—	3,574	(3574)	(a)	—
Series IV redeemable convertible preferred stock	—	1,367	(1,367)	(a)	—

Total redeemable convertible preferred stock	—	4,941	(4,941)		—

Stockholders’ equity:
Common stock	297	8	(8)	(a)	297
Paid-in capital	213,477	24,409	(24,409)	(a)	213,477
Treasury stock	(125,850)	—	—		(125,850)
Other cumulative loss	—	(606)	606	(a)	—
Retained deficit	(31,292)	(24,598)	23,985	(a);(h)	(31,905)

Total stockholders’ equity	56,632	(787)	174		56,019

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$63,536	$12,370	$(4,933)		$70,972

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(In Thousands, Except Per Share Data)

	Edgewater Historical	Fullscope Historical	Pro Forma Adjustments		Edgewater Pro Forma
Revenue:
Service revenue	$35,421	$9,541	$—		$44,962
Software and license revenue	617	7,706	—		8,323
Asset sale	—	6,800	—		6,800
Reimbursable expenses	2,656	1,113	—		3,769

Total revenue	38,694	25,160	—		63,854

Cost of revenue:
Project and personnel costs	23,600	5,243	—		28,843
Software and license costs	464	4,465	—		4,929
Amortization of capitalized software	—	616	—		616
Asset sale costs	—	1,897	—		1,897
Reimbursable expenses	2,656	1,113	—		3,769

Total cost of revenue	26,720	13,334	—		40,054

Gross profit	11,974	11,826	—		23,800

Operating expenses:
Selling, general and administrative	13,536	4,743	—		18,279
Research and development	—	584	—		584
AXAPTA Process	—	562	—		562
Customer relations	—	153	—		153
Depreciation and amortization	2,092	98	943	(i)	3,133

Total operating expenses	15,628	6,140	943		22,711

Operating (loss) income	(3,654)	5,686	(943)		1,089

Other income (expense):
Interest income (expense), net	105	(67)	(54)	(j)	(16)
Loss on foreign currency exchange	—	(14)	—		(14)

Total other income (expense)	105	(81)	(54)		(30)

(Loss) income before taxes	(3,549)	5,605	(997)		1,059
Income tax (benefit) provision	(1,568)	2,138	(7)	(k)	563

Net (loss) income	$(1,981)	$3,467	$(990)		$496

Basic (loss) income per share:
Net (loss) income	$(0.16)				$0.04

Weighted average shares, basic	12,072				12,072

Diluted (loss) income per share:
Net (loss) income	$(0.16)				$0.04

Weighted average shares, diluted	12,072				12,081

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In Thousands, Except Per Share Data)

	Edgewater Historical	Fullscope Historical	Pro Forma Adjustments		Edgewater Pro Forma
Revenue:
Service revenue	$68,125	$9,004	$—		$77,129
Software and license revenue	1,132	10,819	—		11,951
Reimbursable expenses	4,486	1,144	—		5,630

Total revenue	73,743	20,967	—		94,710

Cost of revenue:
Project and personnel costs	39,608	5,878	—		45,486
Software and license costs	861	5,767	—		6,628
Amortization of capitalized software	—	841	—		841
Reimbursable expenses	4,486	1,144	—		5,630

Total cost of revenue	44,955	13,630	—		55,585

Gross profit	28,788	7,337	—		36,125

Operating expenses:
Selling, general and administrative	23,232	5,646	613	(h)	29,491
Research and development	—	576	—		576
AXAPTA Process	—	836	—		836
Customer relations	—	203	—		203
Depreciation and amortization	3,771	132	2,206	(i)	6,109
Impairment charges	48,594	—	—		48,594

Total operating expenses	75,597	7,393	2,230		85,809

Operating (loss) income	(46,809)	(56)	(2,230)		(49,684)

Other income (expense):
Interest income (expense), net	503	(173)	(72)	(j)	258
Loss on foreign currency exchange	—	(3)	—		(3)
Other expense, net	—	(146)	—		(146)

Total other income (expense)	503	(322)	(72)		109

(Loss) income before taxes	(46,306)	(378)	(2,891)		(49,575)
Income tax provision (benefit)	712	(28)	(422)	(k)	261

Net (loss) income	$(47,018)	$(350)	$(2,469)		$(49,837)

Basic (loss) income per share:
Net (loss) income	$(3.66)				$(3.88)

Weighted average shares, basic	12,861				12,861

Diluted (loss) income per share:
Net (loss) income	$(3.66)				$(3.88)

Weighted average shares, diluted	12,861				12,861

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information was prepared based on the historical financial statements of Edgewater and Fullscope. Certain reclassifications have been made to conform Fullscope’s historical results to Edgewater’s presentation.

The Acquisition has been accounted for in accordance with ASC Topic 805, which Edgewater adopted on January 1, 2009 and uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurements.” This requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Additionally, fair value estimates are required to reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed were recorded as of the completion of the Acquisition, primarily at their respective fair values and added to those of Edgewater.

Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs incurred by Edgewater during the year ended December 31, 2009 totaled $613 thousand and are reflected in the unaudited pro forma consolidated balance sheets as of September 30, 2009 and in the pro forma consolidated statements of operations for the year ended December 31, 2008.

2.	ACCOUNTING POLICIES

Edgewater reviewed both Edgewater’s and Fullscope’s accounting policies and did not identify any significant differences. As a result, the unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies.

3.	FAIR VALUE ESTIMATES OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The consideration and components of Edgewater’s initial fair value allocation of the purchase price consideration paid in cash at closing consisted of the following, under the assumption the acquisition of Fullscope was consummated on September 30, 2009:

(In Thousands)
Purchase price consideration:
Cash paid for outstanding stock	$12,500
Cash paid for excess net working capital	1,923

Total purchase price	$14,423

Fair value allocation of purchase price:
Cash acquired	$5,395
Net fair value of accounts receivable	3,970
Net fair value of other liabilities assumed	(5,140)
Acquired intangible assets	4,500
Goodwill (not deductible for tax purposes)	5,698

Total purchase price	$14,423

Substantially all of these amounts are subject to subsequent adjustment as the Company obtains additional information during the measurement period (generally one year from the date of acquisition). The reported fair value of the accounts receivable is net of an estimate of uncollectible accounts of $100 thousand. Any subsequent adjustments to the initial fair value estimates occurring during the measurement period will result in an adjustment to the carrying value of goodwill.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

3.	FAIR VALUE ESTIMATES OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (Continued)

An earnout agreement was entered into in connection with the Acquisition under which the former Fullscope stockholders are eligible to receive additional contingent consideration. Contingent earnout consideration to be paid, if any, to the former Fullscope stockholders will be based upon the generation of positive, after-tax income, which will be determined, periodically, over an eighteen-month period from the date of acquisition and concluding on June 30, 2011 (the “Earnout Agreement”). The Company increased total purchase price consideration described above by $1.2 million, which represented our initial fair value estimate of the contingent consideration to be paid under the Earnout Agreement. There is no limit with respect to the amounts that can be earned by the former Fullscope stockholders under the terms of the Earnout Agreement.

In connection with the Acquisition, the Company recorded a $1.8 million deferred tax liability, which served to reduce the carrying value of the Company’s net deferred tax assets. The Acquisition was a stock purchase, and accordingly, the Company does not have a tax basis in the associated identified intangible assets. The establishment of the deferred tax liability resulted in an increase to the Company’s goodwill asset, which is reflected in the unaudited consolidated pro forma financial statements.

For the purposes of preparing the unaudited pro forma consolidated financial statements, the preliminary estimate of identified intangible assets acquired of $4.5 million and their estimated useful lives is presented as if the acquisition had occurred on January 1, 2009:

	Fair value	Useful life
	(In Thousands)	(In years)

Customer relationships	$2,100	6
Microsoft Asset Purchase Agreement	1,400	1.5
Trade name	500	5
Non-compete agreements	500	5

Total intangible asset value	$4,500

Our initial fair value estimates related to the various identified intangible assets were determined under various valuation approaches including the Income Approach, Relief-from-Royalty Method, Discounted Cash Flow Method, Lost Profits Method and Avoided Cost Method. These valuation methods require management to project revenues, operating expenses, working capital investment, capital spending and cash flows for the reporting unit over a multiyear period, as well as determine the weighted average cost of capital to be used as a discount rate.

We amortize our intangible assets assuming no residual value over periods in which the economic benefit of these assets is consumed.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

4.	PRO FORMA ADJUSTMENTS

The following adjustments were applied to Edgewater’s historical financial statements and those of Fullscope to arrive at the pro forma consolidated financial information:

a.	To record the elimination of Fullscope’s historical stockholder deficit, redeemable convertible preferred stock and related warrant liability amounts.

Balance as of September 30, 2009
(In Thousands)

Warrant liability	$71
Series III Redeemable convertible preferred stock	3,574
Series IV Redeemable convertible preferred stock	1,367
Stockholders deficit	787

Total	$5,799

b.	To record the elimination of debt-related liabilities which were paid off by Fullscope prior to close and were not assumed as part of the Acquisition.

Balance as of September 30, 2009
(In Thousands)

Line of credit	$1,724
Related party notes payable	125
Capital lease obligations, current	60

Debt-related liabilities not assumed	$1,909

c.	To record an $8.9 million cash transfer out of funds from the marketable securities account to cash and cash equivalents in order to fund upfront cash consideration to be paid at closing.

d.	To record the initial cash payment of $14.4 million in upfront purchase price consideration for all of the outstanding stock of Fullscope.

e.	To record the initial fair value estimates of identified intangible assets and residual goodwill.

f.	To establish $1.2 million liability in connection with Edgewater’s initial fair value estimate of contingent earnout consideration to be paid to the former stockholders of Fullscope in accordance with the terms of the Earnout Agreement. This adjustment resulted in an increase in goodwill.

g.	To record the establishment of $1.8 million deferred tax liability as a result of Edgewater having no tax basis in the recorded value of the identified intangible assets. This adjustment resulted in an increase to goodwill.

h.	To accrue $613 thousand in acquisition-related transaction costs which are no longer capitalizable under ASC Topic 805 and must now be expensed as period costs.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

4.	PRO FORMA ADJUSTMENTS (Continued)

i.	To record amortization expense associated with the identified intangible assets. The recorded amortization expense assumes that the amortization of intangible assets started on January 1, 2008. The pro forma amortization expenses for each of the periods presented is as follows:

	For the Nine Months Ended September 30, 2009	For the Year Year Ended December 31, 2008
	(In Thousands)

Amortization expense	$943	$2,206

j.	To reduce Edgewater’s interest income by $54 thousand and $72 thousand during the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. The reduction in interest income is a result of the $14.4 million paid in upfront cash consideration at closing, at an assumed yield of 0.5%.

k.	To record a nine-month and twelve-month pro forma tax provision adjustment reflecting Edgewater’s 38.4% and 42.4% effective income tax rates, respectively in connection with Fullscope’s operating results, the net effect of the periodic pro forma adjustments described in (h) through (j) above, adjusted for the non-deductible tax treatment of the intangible asset amortization.